                                                        EXHIBIT 99.1





DALEN CORPORATION

Consolidated Financial Statements
As Of December 31, 1994 And 1993
Together With Auditor's Report

                  REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors of
DALEN Corporation:


We have audited the accompanying consolidated balance sheets of DALEN Corporation (formerly DALEN Resources Corp.) and subsidiaries as of December 31, 1994 and 1993 (as restated, see note 1), and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DALEN Corporation and subsidiaries as of December 31, 1994 and 1993, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1994, in conformity with generally accepted accounting principles.

As explained in Note 2 to the financial statements, effective January 1, 1993, DALEN Corporation and subsidiaries adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Prior year financial statements have not been restated.




                                    ARTHUR ANDERSEN LLP

Dallas, Texas
February 24, 1995

                       DALEN CORPORATION AND SUBSIDIARIES
                      Consolidated Statements of Operations
              For the years ended December 31, 1994, 1993 and 1992
                        (stated in thousands of dollars)

                                             1994         1993         1992
REVENUES:
  Natural gas                              $115,593     $152,488     $111,779
  Oil and gas liquids                        51,054       73,852       82,003
  Other                                       2,341        5,144        5,822
                                           --------     --------     --------
                                            168,988      231,484      199,604
                                           --------     --------     --------
OPERATING EXPENSES:
  Lease operating                            43,533       56,367       52,389
  General and administrative                 18,057       17,783       18,788
  Depreciation, depletion and amortization  101,151      128,364      109,294
  Exploration                                24,886       19,453       25,278
                                           --------     --------     --------
                                            187,627      221,967      205,749
                                           --------     --------     --------
OPERATING INCOME (LOSS)                     (18,639)       9,517       (6,145)
                                           --------     --------     --------
OTHER INCOME (EXPENSE):
  Interest income                             3,656        1,360        1,848
  Interest expense                           (6,002)      (7,255)      (6,885)
  Other, net                                  2,845           85        1,105
                                           --------     --------     --------
                                                499       (5,810)      (3,932)
                                           --------     --------     --------
EARNINGS (LOSS) BEFORE INCOME TAXES AND
  CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE                      (18,140)       3,707      (10,077)

INCOME TAX BENEFIT (EXPENSE):
  Current                                    21,859       18,997       25,656
  Deferred                                   (6,653)     (13,153)     (22,125)
                                           --------     --------     --------
                                             15,206        5,844        3,531
                                           --------     --------     --------
NET EARNINGS (LOSS) BEFORE CUMULATIVE
  EFFECT OF CHANGE IN ACCOUNTING
  PRINCIPLE                                  (2,934)       9,551       (6,546)

CUMULATIVE EFFECT OF CHANGE IN
  ACCOUNTING PRINCIPLE                                     7,958
                                           --------     --------     --------
NET EARNINGS (LOSS)                        $ (2,934)    $ 17,509     $ (6,546)
                                           ========     ========     ========


See accompanying notes to consolidated financial statements.

                       DALEN CORPORATION AND SUBSIDIARIES
                           Consolidated Balance Sheets
                           December 31, 1994 and 1993
                        (stated in thousands of dollars)
                                                          1994         1993
                                                        --------     --------
                     ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                             $ 10,888     $ 48,117
  Accounts receivable:
    Oil and gas                                           20,009       29,934
    Trade                                                  6,030        5,537
    Affiliates                                             7,616       11,154
  Inventories                                              2,125        3,802
  Prepaid expenses                                         3,635        6,310
                                                        --------     --------
      Total current assets                                50,303      104,854
                                                        --------     --------
PROPERTY AND EQUIPMENT:
  Oil and gas properties, based on successful
    efforts method                                       787,579      916,354
  Other property and equipment                             6,671        5,808
                                                        --------     --------
                                                         794,250      922,162
  Less: Accumulated depreciation, depletion
    and amortization                                    (362,548)    (353,455)
                                                        --------     --------
      Net property and equipment                         431,702      568,707
                                                        --------     --------
OTHER ASSETS                                                 655        1,745
                                                        --------     --------
TOTAL ASSETS                                            $482,660     $675,306
                                                        ========     ========
           LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $ 15,394     $ 25,641
  Interest payable                                            67          954
  Accrued liabilities                                     10,998       12,937
                                                        --------     --------
      Total current liabilities                           26,459       39,532
                                                        --------     --------
DEFERRED INCOME TAXES                                     72,529       65,876

ABANDONMENT, DISMANTLEMENT AND OTHER LIABILITIES          13,864       15,156

LONG-TERM DEBT                                           115,000      130,000

STOCKHOLDER'S EQUITY:
  Common stock, $0.01 par value, 1,000 shares
    authorized; 100 shares issued and outstanding              1            1
  Additional paid-in capital                             335,470      502,470
  Accumulated deficit                                    (80,663)     (77,729)
                                                        --------     --------
      Total stockholder's equity                         254,808      424,742
                                                        --------     --------
TOTAL LIABILITIES AND STOCKHOLDER'S EQUITY              $482,660     $675,306
                                                        ========     ========

See accompanying notes to consolidated financial statements.

                       DALEN CORPORATION AND SUBSIDIARIES
                 Consolidated Statements of Stockholder's Equity
              For the years ended December 31, 1994, 1993, and 1992
             (stated in thousands of dollars, except common shares)

                                            Additional
                             Common Stock     Paid-In   Accumulated
                            Shares  Amount    Capital     Deficit     Totals
                            ------  ------   --------   -----------  --------
BALANCE AT JANUARY 1, 1992    100     $1     $637,470     $(88,692)  $548,779

  Dividends to Parent                        (135,000)               (135,000)

  Net loss                                                  (6,546)    (6,546)
                              ---     --     --------     --------   --------
BALANCE AT DECEMBER 31, 1992  100      1      502,470      (95,238)   407,233

  Net earnings                                              17,509     17,509
                              ---     --     --------     --------   --------
BALANCE AT DECEMBER 31, 1993  100      1      502,470      (77,729)   424,742

  Dividends to Parent                        (167,000)               (167,000)

  Net loss                                                  (2,934)    (2,934)
                              ---     --     --------     --------   --------
BALANCE AT DECEMBER 31, 1994  100     $1     $335,470     $(80,663)  $254,808
                              ===     ==     ========     ========   ========

See accompanying notes to consolidated financial statements.

                            DALEN CORPORATION AND SUBSIDIARIES
                           Consolidated Statements of Cash Flows
                   For the years ended December 31, 1994, 1993 and 1992
                             (stated in thousands of dollars)
                                                         1994         1993         1992
                                                       --------     --------     --------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net earnings (loss)                                  $ (2,934)    $ 17,509     $ (6,546)
  Adjustments to reconcile net loss to
    net cash provided by operating activities:
      Depreciation, depletion and amortization          101,151      128,364      109,424
      Surrendered leases and impairments                  9,461        9,344       12,983
      Dry hole expense                                    9,352        4,143        7,482
      Deferred income taxes                               6,653       13,153       22,125
      Loss (gain) on sale of assets                      (2,509)         146         (365)
      Cumulative effect of change in
        accounting principle                                          (7,958)        -
      Other                                                (769)      (2,630)        (737)
                                                       --------     --------     --------
                                                        120,405      162,071      144,366
                                                       --------     --------     --------
Changes in operating assets and liabilities:
  Decrease (increase) in accounts receivable              8,563       34,869      (13,141)
  Decrease (increase) in prepaid expenses                 2,534           54       (1,461)
  Decrease in accounts payable                           (9,842)     (11,985)     (22,279)
  Increase (decrease) in interest payable                  (887)        (529)         556
  Decrease in accrued liabilities and other              (3,629)        (544)      (4,183)
                                                       --------     --------     --------
      Net cash provided by operating activities         117,144      183,936      103,858
                                                       --------     --------     --------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions to property and equipment                  (108,105)     (94,442)     (89,892)
  Proceeds from sales of property and equipment         135,732        1,540        1,907
  Receivable related to acquisition                                                 5,573
                                                       --------     --------     --------
    Net cash provided by (used in) investing
      activities                                         27,627      (92,902)     (82,412)
                                                       --------     --------     --------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Dividends to Parent                                  (167,000)                 (135,000)
  Long-term debt borrowing                               15,000                   111,000
  Repayment of long-term debt                           (30,000)     (60,007)          (6)
                                                       --------     --------     --------
    Net cash used in financing activities              (182,000)     (60,007)     (24,006)
                                                       --------     --------     --------
NET INCREASE (DECREASE) IN CASH AND CASH
  EQUIVALENTS                                           (37,229)      31,027       (2,560)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR             48,117       17,090       19,650
                                                       --------     --------     --------
CASH AND CASH EQUIVALENTS, END OF YEAR                 $ 10,888     $ 48,117     $ 17,090
                                                       ========     ========     ========

See accompanying notes to consolidated financial statements.

                     DALEN CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1994 AND 1993


1.    ORGANIZATION:

      The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles and include the accounts of DALEN Corporation (formerly DALEN Resources Corp.) and its wholly-owned subsidiaries (the "Company"). All significant intercompany balances and transactions are eliminated in consolidation. The Company is a wholly-owned subsidiary of PG&E Enterprises ("Parent"), which is 100% owned by Pacific Gas and Electric Company ("PG&E"). The Company's primary business activity is the exploration, development and production of natural gas and crude oil reserves in the continental United States.

      During 1994, the Parent determined that the Company did not fit within its long-term corporate strategy. As a result, the Parent intends to sell its 100% ownership interest in the Company through an initial public offering of the Company's common stock or by other means. A registration statement was filed on Form S-1 with the Securities and Exchange Commission during 1994 to effect the disposition. The accompanying prior year financial statements were restated in connection with the filing of the Form S-1, resulting in an increase in 1993 net earnings and stockholder's equity of $24.2 million.


2.    ACCOUNTING POLICIES:

      Property and Equipment

      The Company uses the successful efforts method of accounting for oil and gas properties. Under the successful efforts method, lease acquisition costs are capitalized when incurred. Unproved leasehold costs are periodically assessed on a property-by-property basis, and a loss is recognized when assessment indicates a permanent impairment in value has occurred. Any remaining unproved leasehold costs are charged to expense upon abandonment of the respective leases.

      Exploratory costs, excluding successful exploratory wells, are charged to expense as incurred. Costs of drilling exploratory wells are initially capitalized pending determination of whether the wells have found proved reserves which justify commercial development. If proved reserves are not found, the drilling costs are charged to expense. Costs applicable to productive wells and development dry holes are capitalized and amortized on the units-of-production method based on estimated proved reserve quantities.

      The Company periodically reviews the carrying value of its proved oil and gas properties for impairment in value on a company-wide basis by comparing capitalized costs of proved oil and gas properties with undiscounted future net cash flows, after income taxes. Under this policy, no impairment in carrying value has been required during 1994, 1993, or 1992. However, in November 1993 the Financial Accounting Standards Board issued an exposure draft "Accounting for the Impairment of Long-Lived Assets." Under this proposed standard, an assessment of fair value of oil and gas properties will be required to be performed using certain groupings of property costs. Fair value is to be measured by market value, if an active market exists. If the market value is not readily determinable, discounted future net cash flows, after income taxes, are to be used to estimate fair value. The impact of adoption of this proposed statement on the consolidated financial statements of the Company has not been determined.

      Other property and equipment are depreciated on a straight-line basis over their estimated useful lives ranging from 5 to 20 years. Major renewals and betterments, which improve or extend the life of the asset, are capitalized. The costs of repairs and maintenance are charged to expense as incurred.

      Abandonment and Dismantlement Costs

      Estimated abandonment and dismantlement costs of offshore wells and platforms are accrued as liabilities on the units-of-production method based on estimated proved reserves of the property. At December 31, 1994, total estimated future abandonment and dismantlement costs associated with proved developed properties were $11.3 million, of which $6.2 million was accrued.

      Inventories

      Inventories, consisting principally of equipment and oil field supplies, are recorded at cost which approximates market value.

      Gas Balancing Arrangements

      The Company only recognizes revenue associated with volumes sold to which it is entitled under respective property divisions of interest. Proceeds received for natural gas volumes in excess of entitlements are deferred and recognized as revenue when the gas is made up to the other interest owners. Accounts receivable and payable resulting from gas balancing arrangements were not significant at December 31, 1994 or 1993.

      Hedging Transactions

      The Company periodically enters into oil and natural gas hedging transactions to minimize the risk of price decreases. Such hedging transactions also limit revenues which might result from potential price increases. Under the hedging transactions, the Company receives or makes payments based on the differential between a specified price and the actual quote market price of oil and natural gas. The Company does not use derivative financial instruments for trading purposes.

      Gains and losses resulting from hedging activities are recognized in the same period that revenues on hedged volumes are recorded. Net gains (losses) of $2.4 million, ($8.9) million and ($12.8) million resulting from such transactions are included in oil and natural gas revenues for the years ended December 31, 1994, 1993 and 1992, respectively. The Company had no open hedging positions at December 31, 1994.

      Income Taxes

      The operations of the Company are ultimately included in the consolidated tax return of PG&E. A tax-sharing agreement between PG&E and the Parent provides that the Parent pay its proportionate share of state and federal income taxes and that PG&E reimburse the Parent for related tax benefits to the extent realized in the consolidated tax return. The Parent then allocates its proportionate share of income taxes to the Company based on its contribution to the consolidated tax liability or benefit.

      Effective January 1, 1993, the Company adopted Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes"
      ("SFAS No. 109"), which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates. The cumulative effect of adopting SFAS No. 109 at January 1, 1993 resulted in an increase in oil and gas properties and deferred income taxes of $22.0 million and $14.0 million, respectively, and a cumulative gain of $8.0 million. The financial statements for 1992 have not been restated.

      Prior to 1993, the provision for income taxes was based on income and expenses included in the consolidated statements of operations. Differences between taxes computed on financial earnings and taxes currently payable under applicable state and federal statutes and regulations were classified as deferred taxes.

      Fair Value of Financial Instruments

      Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments", defines the fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. The Company's financial instruments are comprised of short-term investments, accounts receivable, accounts payable and long-term debt. The carrying amount of the Company's financial instruments approximate fair value because of the short maturity of the instruments or because the interest rates of the instruments are based on current market rates.

      Statements of Cash Flows

      For purposes of the statements of cash flows, the Company considers all highly liquid cash investments with an original maturity of three months or less to be cash equivalents.

      Supplemental cash flow information is as follows (stated in thousands of dollars):

                                             Year Ended December 31,
                                           1994        1993        1992
                                         -------     -------     -------
Cash paid for interest during the year   $ 6,889     $ 7,656     $ 6,329
                                         =======     =======     =======
Cash received from Parent for income
  tax benefit                            $25,196     $25,041     $14,433
                                         =======     =======     =======

3.  RELATED PARTY TRANSACTIONS:

    The Company sells natural gas to PG&E and to other affiliates. These sales were made on terms approximating spot market prices at the time of the transactions. During 1994, 1993 and 1992, such sales totaled approximately $1.2 million, $1.7 million and $2.8 million, respectively.

    The Company's employee benefit plans and insurance programs are administered or combined with affiliated companies under the Parent's control. The Company has paid its proportionate share of related costs (administration fees to third parties and premiums) which approximates the cost of obtaining such programs for non-affiliates.

    PG&E and the Parent perform certain other administrative functions, including cash management services, for the Company. Costs associated with such services for 1994, 1993 and 1992 were not significant. At December 31, 1994 and 1993, $8.9 million and $46.1 million, respectively, of the Company's cash was held by PG&E, at the Company's option, for cash management purposes. The average interest rate received by the Company on such cash investments was 4.9% in 1994 and 3.8% in 1993, which approximates market rates.

    Accounts receivable from affiliates at December 31, 1994 and 1993 result primarily from income tax benefits due from the Parent, and are liquidated upon the filing of the annual consolidated tax return of PG&E. Other accounts receivable and payable to affiliates resulting from the above activities are liquidated by receipts and payments in the normal course of business.


4.  LONG-TERM DEBT:

    The Company's credit agreement (the "Agreement"), as amended February 22, 1995, provides for a two-year revolving loan (expiring February 1997), which is convertible at the Company's option, to a five year term loan. The revolving loan may be extended annually by consent of the banks. The Agreement has a maximum commitment from the banks of $200 million, with actual commitment amounts potentially limited by the periodic determination of a "Borrowing Base" (determined based on discount future net revenues expected from the Company's proved oil and gas reserves, using various parameters set forth in the Agreement). The Borrowing Base at December 31, 1994, was approximately $168.5 million, of which $115 million in loans was outstanding.

    The Agreement, at the request of the banks, shall be secured by the Company's interest in the Borrowing Base assets, including all related property and equipment.

    Interest on loans outstanding is based on the Agent Bank's Reference Rate, as defined, or on the Agent Bank's CD Rate, or an adjusted Offshore Rate, and is payable quarterly. At December 31, 1994, the interest rate in effect was 7.0%. The Company is also required to pay certain fees in connection with the facility, as well as comply with various covenants set forth in the Agreement.

    The aggregate maturities of long-term debt outstanding as of December 31, 1994 are as follows (stated in thousands of dollars):


                      Year Ending
                      December 31,                   Amount
                      ------------                  --------
                         1995                       $
                         1996
                         1997                         23,000
                         1998                         23,000
                         1999                         23,000
                       Thereafter                     46,000
                                                    --------
                                                    $115,000
                                                    ========



5.  INCOME TAXES:

    The components of the income tax benefit (expense), before cumulative effect of change in accounting principle, are as follows (stated in thousands of dollars):

                                               Year Ended December 31,
                                             1994        1993        1992
                                          -------      -------     -------
    Current income taxes:
       Federal                            $19,368      $17,216     $21,982
       State                                2,491        1,781       3,674
                                          -------      -------     -------
                                           21,859       18,997      25,656
                                          -------      -------     -------
    Deferred income taxes:
       Federal                             (5,455)     (11,176)    (18,619)
       State                               (1,198)      (1,977)     (3,506)
                                          -------      -------     -------
                                           (6,653)     (13,153)    (22,125)
                                          -------      -------     -------
    Total income tax benefit              $15,206      $ 5,844     $ 3,531
                                          =======      =======     =======

    A reconciliation of income tax benefit computed by applying the federal statutory income tax rate to earnings (loss) before income taxes is as follows (stated in thousands of dollars):

                                               Year Ended December 31,
                                             1994        1993        1992
                                          -------      -------     -------
    Expected federal tax benefit (expense)
      at statutory rate                   $ 6,349      $(1,297)    $ 3,426
    State tax benefit (expense)             1,097         (224)        619
    Section 29 tight sands gas
        tax credits                         6,112        7,434       2,128
    Permanent differences arising from
      acquisitions and other                1,648          (69)     (2,642)
                                          -------      -------     -------
    Total income tax benefit              $15,206      $ 5,844     $ 3,531
                                          =======      =======     =======

    The sources of deferred tax benefit (expense) and their tax effect are as follows (stated in thousands of dollars):

                                              Year Ended December 31,
                                            1994      1993        1992
                                         -------    --------   --------

    Sale of oil and gas properties       $16,498    $          $
    Oil and gas property impairments       4,782       2,250      5,694
    Depreciation, depletion and
      amortization                         1,779      13,079      1,392
    Intangible drilling costs            (29,712)    (28,482)   (29,211)
                                         -------    --------   --------
    Total deferred income tax expense    $(6,653)   $(13,153)  $(22,125)
                                         =======    ========   ========

    The net deferred tax liability reflected in the Company's consolidated balance sheet at December 31, 1994 and 1993 results primarily from temporary differences in the treatment of costs of oil and gas properties for financial and income tax reporting purposes.


6.  OVERRIDING ROYALTY INTEREST:

    The Company's interest in certain gas properties acquired in 1991 is subject to a previously existing undivided overriding royalty interest ("ORRI") held by an unaffiliated party. The ORRI entitles the holder to receive natural gas production (aggregating 4.0 Bcf at December 31, 1994) through March 1996, subject to various daily and annual limitations. Shortfalls in production from the wells subject to the ORRI must be made up by the Company with production from other properties or through purchases on the spot market. At December 31, 1994, $1.6 million in accrued liabilities has been provided for future lease operating expenses on the subject properties and for potential production shortfalls.

7.  EMPLOYEE BENEFIT PLAN:

    The Company participates in a 401(k) savings plan ("Plan") sponsored by the Parent. Under the Plan, eligible employees are permitted to defer receipt of up to 7% of their compensation (subject to certain limitations by the Internal Revenue Code of 1986, as amended). After one year of service, the Company will contribute an amount equal to 5% of an employee's salary into the Plan, and the Company will match employee contributions on a 100% basis, up to 5% of the employee's salary. Amounts held under the Plan are invested among various investment funds at the direction of the individual employee. Employee contributions are 100% vested at the date of contribution. Company contributions are vested 100% after five years of employment. For the years ended December 31, 1994, 1993 and 1992, the Company expensed $1.1 million, $1.2 million and $1.2 million, respectively, for contributions made under the Plan.

8.  MAJOR CUSTOMERS:

    The Company markets its oil and gas production to numerous purchasers under a combination of short and long-term contracts. One customer accounted for 11.1% of the Company's consolidated revenues in 1993. There were no individual customers which accounted for more than 10% of total revenues in 1994 or 1992. Management believes that the loss of any major customers would not have a material adverse effect on the Company due to the availability of other purchasers for the Company's production.

9.  COMMITMENTS AND CONTINGENCIES:

    The Company leases office space under noncancelable leases, which extend through 2002. In addition, certain office space no longer in use is being subleased.

    The future minimum rental payments required under the leases, net of sublease income, are as follows (stated in thousands of dollars):

                      Year Ending
                      December 31,              Amount
                      -----------               -------
                         1995                   $ 1,990
                         1996                     2,075
                         1997                     1,998
                         1998                     1,703
                         1999                     1,479
                       Thereafter                 3,822
                                                -------
                                                $13,067
                                                =======


    The Company has established a $1.9 million reserve as of December 31, 1994 for rent payments on office space no longer in use. The reserve is net of expected sublease proceeds of $2.5 million under sublease agreements currently in effect.

    The Company has sublet certain of the unused office space to PG&E for which payments received aggregated $.4 million for each of the three years in the period ended December 31, 1994. As of December 31, 1994, future sublease payments from PG&E are expected to aggregate $1.5 million through 1998.

    The Company has entered into an agreement to acquire 3-D seismic data in 1995 and 1996 for payments aggregating $3.9 million.

    The Company's revenues are derived principally from uncollateralized sales to customers in the oil and gas industry. The concentration of credit risk in a single industry affects the Company's overall exposure to credit risk because customers may be similarly affected by changes in economic and other conditions. The Company has not experienced significant credit losses on such receivables.

    The Company is directly or indirectly involved in various pending lawsuits and claims. Reserves for lawsuits and claims are provided for when a loss is determined to be probable and the amount can be reasonably estimated. In the opinion of management, the ultimate outcome of such claims will not have a material impact on the results of operations of the Company.

10. OIL AND GAS PROPERTIES:

    The following table sets forth certain information with respect to costs incurred in connection with the Company's oil and gas producing activities (stated in thousands of dollars):

                                            Year Ended December 31,
                                          1994        1993       1992
                                        --------    -------   --------
    Property acquisitions:
       Proved                           $ 14,119    $ 1,001   $ 14,308
       Unproved                           23,477      4,944      3,665
    Development costs                     49,050     76,099     70,771
    Exploratory costs                     26,921      9,653     11,263
                                        --------    -------   --------
                                        $113,567    $91,697   $100,007
                                        ========    =======   ========

    Capitalized costs for oil and gas properties are as follows (stated in thousands of dollars):

                                                        December 31,
                                                       1994       1993
                                                    ---------  ---------
    Oil and gas properties:
       Proved                                       $ 739,361  $ 880,198
       Unproved                                        48,218     36,156
                                                    ---------  ---------
                                                      787,579    916,354

    Accumulated depreciation, depletion
       and amortization                              (359,331)  (351,105)
                                                    ---------  ---------
                                                    $ 428,248  $ 565,249
                                                    =========  =========

    In the third quarter of 1994, the Company sold certain oil and gas properties (the "Non-Strategic Properties") that did not fit within the Company's current business strategy. The Company sold the Non-Strategic Properties, which had a net book value of $131.7 million, to unrelated third parties for $134.0 million in cash, resulting in a pre-tax gain of $2.3 million, which is included in other income in the accompanying consolidated statement of operations.

    In October and November 1994, the Company acquired producing and non-producing oil and gas properties located in Louisiana, Texas and offshore Gulf of Mexico for approximately $28.1 million in cash.

11. SUPPLEMENTAL OIL AND GAS RESERVE INFORMATION (UNAUDITED):

    The estimates of proved oil and gas reserves utilized in the preparation of the consolidated financial statements were prepared by independent petroleum engineers at December 31, 1994. Such estimates are in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalations except by contractual arrangements. All of the Company's reserves are located in the United States.

    The Company emphasizes that reserve estimates are inherently imprecise. Accordingly, the estimates are expected to change as more current information becomes available. In addition, a portion of the Company's proved reserves is undeveloped, which increases the imprecision inherent in estimating reserves which may ultimately be produced.

    Proved oil and gas reserve information, together with the changes therein, are as follows (oil in MBbls, gas in MMcf):

                                        Year Ended December 31,
                           ------------------------------------------------
                                 1994             1993             1992
                           ---------------  ---------------  --------------
                             Oil     Gas      Oil     Gas      Oil    Gas
                           ------  -------  ------  -------  ------ -------
    Proved reserves:
       Beginning of year   20,074  364,181  23,861  414,099  23,255 406,332
       Revisions              (25) (27,253)   (740) (15,631)  3,257 (11,110)
       Extensions and
         discoveries        3,960   80,850   1,582   39,644   1,633  71,300
       Purchases and
         minerals-in-place    557   12,529      74    2,656     433  16,900
       Sales of
         minerals-in-place (9,346) (62,722)
       Production          (3,525) (60,223) (4,703) (76,587) (4,717)(69,323)
                           ------  -------  ------  -------  ------ -------
       End of year         11,695  307,362  20,074  364,181  23,861 414,099
                           ======  =======  ======  =======  ====== =======
    Proved developed
      reserves:
       Beginning of year   17,508  335,476  21,670  390,830  19,944 352,285
                           ======  =======  ======  =======  ====== =======
       End of year         11,134  262,819  17,508  335,476  21,670 390,830
                           ======  =======  ======  =======  ====== =======

    The standardized measure of discounted future net cash flows relating to proved reserves is as follows (stated in thousands of dollars):

                                           Year Ended December 31,
                                       1994         1993          1992
                                     ---------   ----------   ----------
    Future cash inflows              $ 651,143   $1,073,395   $1,322,489
    Future costs:
       Production                    (185,726)     (313,606)    (335,634)
       Development                    (45,437)      (42,604)     (41,961)
       Income taxes                   (74,250)     (111,229)    (186,259)
                                     ---------   ----------   ----------
    Future net cash flows             345,730       605,956      758,635
    10% discount factor               (83,691)     (156,009)    (204,473)
                                     ---------   ----------   ----------
    Standardized measure of
       discounted future net
         cash flows                 $ 262,039    $  449,947   $  554,162
                                    =========    ==========   ==========


    Changes in the standardized measure of discounted future net cash flows relating to proved reserves are as follows (stated in thousands of dollars):

                                               Year Ended December 31,
                                           1994          1993        1992
                                        ---------    ---------    ---------
    Standardized measure,
       beginning of year                $ 449,947    $ 554,162    $ 531,868
    Net changes in sales prices,
         net of production costs         (105,808)     (64,251)      59,647
    Revisions of quantity estimates       (22,467)     (21,132)      10,585
    Changes in future development
       costs, including development
       costs incurred                      12,722        8,155       15,504
    Accretion of discount                  47,490       62,254       56,310
    Extension and discoveries              69,331       44,267       91,800
    Purchases of minerals-in-place         12,848        1,814       19,695
    Sales of minerals-in-place            (82,300)
    Sales, net of production costs       (121,457)    (180,775)    (156,480)
    Net change in income taxes                679       43,429      (37,149)
    Changes in timing and other             1,054        2,024      (37,618)
                                        ---------    ---------    ---------
    Standardized measure, end of year   $ 262,039    $ 449,947    $ 554,162
                                        =========    =========    =========